UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018 (May 18, 2018)

SRC Energy Inc.

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 2600

Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

As discussed in Item 5.07 below, at the 2018 annual meeting of shareholders of SRC Energy Inc. (the “Company”) held on May 18, 2018 (the “Annual Meeting”), the shareholders voted to approve an amendment of the Company’s 2015 Equity Incentive Plan (the “2015 Incentive Plan”) to, among others things, increase the maximum number of shares of common stock of the Company that may be issued pursuant to awards under the 2015 Incentive Plan and to rename the 2015 Incentive Plan as the SRC Energy Inc. 2015 Equity Incentive Plan (the “Amended 2015 Incentive Plan”). The Amended 2015 Incentive Plan increases the number of reserved shares under the 2015 Incentive Plan by 6,000,000 shares. The principal terms of the Amended 2015 Incentive Plan are described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 30, 2018 (the “Proxy Statement”), which description is incorporated herein by reference and is qualified in its entirety by the full text of the Amended 2015 Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As previously reported on the Current Report on Form 8-K of the Company filed on January 30, 2018, Jennifer S. Zucker was appointed to serve as a director on January 29, 2018. On May 18, 2018, the Board of Directors of the Company appointed Ms. Zucker to serve as chair of its Compensation Committee, effective immediately.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in Item 5.07 below, at the Annual Meeting, the shareholders approved the Third Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 300,000,000 to 400,000,000.  A copy of the Third Amended and Restated Articles of Incorporation, as accepted for filing with the Secretary of State of Colorado on May 21, 2018, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Holders of 241,844,417 shares of the Company’s common stock outstanding at the close of business on March 23, 2018 were entitled to vote at the Annual Meeting, of which 229,059,713 shares, or approximately 94.7% of those entitled to vote, were represented in person or by proxy at the Annual Meeting.

The results of the matters voted upon at the Annual Meeting, which are more fully described in the Proxy Statement, are as follows:

Proposal #1 — Election of Directors

Name	For	Withheld
Lynn A. Peterson	206,758,580	2,064,597
Jack N. Aydin	202,496,497	6,326,680
Daniel E. Kelly	202,954,178	5,868,999
Paul J. Korus	207,242,421	1,580,756
Raymond E. McElhaney	200,511,883	8,311,294
Jennifer S. Zucker	207,237,367	1,585,810

Proposal #2 - To approve an amendment of the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 300,000,000 to 400,000,000.

For	Against	Abstain
225,333,275	3,172,655	553,783

Proposal #3 To approve an amendment of the 2015 Incentive Plan to, among other things, increase the maximum number of shares of common stock of the Company that may be issued pursuant to awards under the 2015 Incentive Plan.

For	Against	Abstain
204,727,170	2,744,113	1,351,894

Proposal #4 - To approve a non-binding, advisory vote on executive compensation.

For	Against	Abstain
148,332,821	59,284,609	1,205,747

Proposal #5 - To approve a non-binding, advisory vote on the frequency of advisory votes on executive compensation (“Say-on-Pay”).

One Year	Two Years	Three Years	Abstain
197,981,449	177,885	9,301,627	1,362,216

Proposal #6 - To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
227,505,082	454,583	1,100,048

As described above, a substantial majority of holders of the Company’s shares voted, on a non-binding, advisory basis, in favor of holding advisory Say-on-Pay votes annually. In light of such vote, the Company has decided to hold non-binding, advisory shareholder Say-on-Pay votes annually until the next required vote on the frequency of Say-on-Pay votes.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Articles of Incorporation of SRC Energy Inc. effective as of May 21, 2018.
10.1	SRC Energy Inc. 2015 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018

SRC Energy Inc.

By:	/s/ Cathleen M. Osborn
Cathleen M. Osborn
Executive Vice President, General Counsel and Secretary